Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 14, 2014, except for the matters related to the reverse stock-split as described in the fourth paragraph in Note 2, as to which the date is April 21, 2014, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-195176) and related Prospectus of Zendesk, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

May 13, 2014